U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                                February 2, 2004

                      SELIGMAN SELECT MUNICIPAL FUND, INC.
             (Exact name of Registrant as specified in its charter)

                                    Maryland
                            (State of Incorporation)

                  Investment Company Act File Number: 811-5976
                            (Commission File Number)

                                   13-3556322
                      (I.R.S. Employer Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

                                 (212) 850-1864
              (Registrant's telephone number, including area code)

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ITEM 9. REGULATION FD DISCLOSURE.

Registrant is furnishing as Exhibit 99.1 the attached Frequently Asked Questions dated February 2, 2004.

Frequently Asked Questions

For purposes of this discussion, J. & W. Seligman & Co. Incorporated and its affiliates and related parties are referred to as "Seligman" or the "Manager," and the Seligman registered investment companies are referred to as the "Seligman Funds."

Q1. Have any Seligman employees engaged in improper trading?

A. The Manager has conducted an internal review of employee trading in shares of the Seligman Funds and has not found improper trading activity by Seligman employees.

Q2. Does Seligman have any policies relating to employee investment in the Seligman Funds?

A. A majority of Seligman employees invest in the Seligman Funds, either directly or through the Seligman 401(k) plans. Trading by employees is monitored by the Manager's legal department and is subject to the Manager's Code of Ethics. In addition, unlike many 401(k) plans that permit daily trading, the Seligman 401(k) plans permit only weekly trading activity. All Seligman employees have been informed that excessive trading with respect to the Seligman Funds, or trading in the Seligman Funds based upon inside information, is inappropriate and may, in certain cases, be illegal. Employees who engage in inappropriate trading will be subject to disciplinary action, which may include termination of employment.

Q3. Has Seligman engaged in improper disclosure of a Fund's portfolio holdings?

A. The Manager has found no improprieties relating to the disclosure of a Fund's portfolio holdings. The Manager has not disclosed and does not disclose a Fund's portfolio holdings prior to public dissemination, unless such disclosure is made for legitimate business purposes and only if the Manager believes that such disclosure will not be detrimental to a Fund's interest.

Q4. What is Seligman's policy with regard to receipt of late trades (i.e., after 4:00 pm Eastern Time)?

A. Seligman does not accept late trades directly from Fund shareholders or prospective shareholders. The large majority of mutual fund trades submitted to Seligman are from broker-dealer firms and other financial intermediaries on behalf of their clients. These intermediaries have an obligation to ensure that trades submitted to the Seligman Funds after 4:00 pm on a trading day for that day's net asset value were, in fact, received by those entities by 4:00 pm on that day. This applies to all trades from intermediaries, including those that are transmitted electronically to Seligman after the market closes. Although the Seligman Funds and the Manager, like other mutual fund groups, cannot determine the time at which orders received through financial intermediaries were placed, the Manager expects mutual fund trades submitted to Seligman by financial intermediaries to comply with all applicable laws and regulations. Seligman has contacted every financial intermediary that offers, sells, or purchases shares of the Seligman Funds in order to remind all of them of their responsibility to have reasonable policies and procedures to ensure that they comply with their legal and contractual obligations.


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The Manager has found no instances of Fund shareholders engaging in late trading directly with the Seligman Funds. Seligman will cooperate with and support any governmental or regulatory investigation to identify and hold accountable any financial intermediary that has submitted orders in violation of applicable laws or regulations.

Q5. What is Seligman's policy regarding market timing?

A. Seligman has policies and procedures in place to restrict trades that, in its judgment, could prove disruptive in the management of portfolios of the Seligman Funds. As part of the Manager's procedures, the Manager frequently rejects trades, issues warning letters, and prohibits accounts from making further exchanges. Since September 2003, when the first proceedings relating to trading practices within the mutual fund industry were publicly announced, Seligman has taken additional steps to strengthen its policies and procedures.

Q6. Is Seligman conducting an internal inquiry into whether it or any of its personnel participated in or facilitated violations of law or internal policies relating to market timing or late trading?

A. Like other investment advisers, the Manager has conducted, and is continuing to conduct, an internal review with respect to market timing and late trading. In addition, the Manager is conducting a broader review of its compliance policies and procedures beyond those relating to market timing and late trading.

The Manager has found no instances of Fund shareholders engaging in late trading directly with the Seligman Funds.

Last September, the Manager had one market timing arrangement, a result of which frequent trading by a client was permitted to occur. Ths arrangement was in the process of being closed down by the Manager before the first proceedings relating to trading practices within the mutual fund industry were publicly announced later that month. Based on a review of the Manager's records for the past three years, the Manager identified three other market timing arrangements. All three had already been terminated prior to the end of September 2002.

The results of the Manager's internal review have been presented to the Independent Directors of the Boards of the Seligman Funds. Although a review by the Independent Directors is not final, the Manager is confident that any financial impact of these arrangements on the Seligman Funds was minimal. If any Seligman Fund has incurred financial harm as a result of violations of law or internal policies by the Manager or its employees, the Manager will make restitution to that Fund. In addition, other measures have been and will be taken as appropriate, including disciplining employees.

Q7. Does Seligman disclose its internal market timing procedures?

A. Seligman's market timing control procedures are proprietary. The Manager believes that disclosing these procedures will reduce their effectiveness.

Q8. What new practices are being considered to prevent market timing abuses?

A. Like other members of the mutual fund industry, Seligman is considering numerous options, including the implementation of redemption fees. Seligman also has contacted every financial


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intermediary that offers, sells, or purchases shares of the Seligman Funds in order to inform all of them that they must have reasonable policies and procedures to ensure that they do not knowingly permit or facilitate excessive trading of the Seligman Funds or knowingly use or facilitate any methods designed to disguise such trading in the Seligman Funds.

Q9. Is Seligman involved with any SEC or state investigation relating to market timing or late trading?

A. The SEC and the Attorney General of the State of New York are reviewing the matters discussed herein. In addition, the Manager has responded to an information request from the Securities Division of the Commonwealth of Massachusetts relating to an investigation of an unaffiliated third party. As always, the Manager will continue to cooperate fully with the SEC and state authorities.

Q10. Does Seligman have any market timing arrangements at the current time?

A. Seligman has none. In addition, Seligman has strengthened existing controls to discourage and help prevent market timing.

Q11. Have any other matters come to Seligman's attention in the course of its internal inquiry?

A. The Manager has also reviewed its practice of placing some of the Funds' orders to buy and sell portfolio securities with brokerage firms in recognition of their sales of the Seligman Funds. This is a common practice and permissible when done properly. Although the Manager believes that the execution of all such orders was consistent with its best execution obligations, the Manager may have violated applicable requirements for certain of such orders as a result of compensation arrangements the Manager had with certain brokerage firms. The Manager is confident that the Seligman Funds did not pay higher brokerage commissions in connection with those orders than the Seligman Funds would otherwise have paid for comparable transactions.

The Manager is conducting an investigation of these matters and is making interim reports to the Independent Directors of the Boards of the Seligman Funds, who will determine any appropriate measures to be taken. In October 2003, the Manager ceased placing Fund orders to buy and sell portfolio securities with brokerage firms in recognition of their Fund sales. The Manager is also responding to information requests from the SEC relating to Seligman's use of revenue sharing and fund portfolio brokerage commissions. As always, the Manager will continue to cooperate fully with the SEC.

Q12. Have any employees been disciplined in connection with the Manager's overall internal review?

A. One employee has left Seligman. Other disciplinary measures will be taken as appropriate.

                             J. & W. SELIGMAN & CO.
                                  INCORPORATED
                                ESTABLISHED 1864
                       100 Park Avenue, New York, NY 10017


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of February, 2004.

                                            SELIGMAN SELECT MUNICIPAL FUND, INC.


                                            By: /s/ Brian T. Zino
                                                --------------------------------
                                                Brian T. Zino
                                                President


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